Exhibit 32.1

INTERNATIONAL FOOD PRODUCTS GROUP, INC.

AMENDED CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Quarterly Report of International Food Products Group, Inc. (the “Company”) on Form 10-Q/A for the period ending December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard Damion, Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The amended Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the amended Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/	Richard Damion

Richard Damion
Principal Executive Officer Principal Financial Officer Principal Accounting Officer
March 13, 2009

A signed original of this written statement required by Section 906 has been provided to International Food Products Group, Inc. and will be retained by International Food Products Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.